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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the reference to our report dated March 12, 1996, on the consolidated financial statements of Informed Access Systems, Inc. as of and for the year ended December 31, 1995, by Ernst & Young LLP, whose report dated October 27, 1997, is incorporated by reference in the following Registration Statements: Form S-8 (No. 333-24561) filed on April 4, 1997; Form S-4 (No. 333-1393) filed on October 11, 1996; Form S-8 (No. 333-18163) filed on December 18, 1996 and Form S-3 (No. 333-21423)
filed on February 10, 1997.

                                                             Arthur Andersen LLP

Denver, Colorado,
June 1, 1998.